N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	April 21, 2025

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – April 21, 2025 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2025. All per share results are reported on a fully diluted basis unless otherwise noted.

FINANCIAL RESULTS
($ in millions, except per share data)	Quarters Ended March 31,
	2025	2024	$ Change	% Change (1)
Net Income per Common Share	$0.57	$0.59	$(0.02)	(3.0)%
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.83	$0.86	$(0.03)	(2.7)%
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.83	$0.78	$0.05	6.7%
_____________________
1.Calculations prepared using actual results without rounding.
Operations Update
Normalized FFO per Common Share and OP Unit for the quarter ended March 31, 2025 was $0.83, representing a 6.7% increase compared to the same period in 2024, performing at the midpoint of our previous guidance range of $0.80 to $0.86. Core property operating revenues increased 2.9%, Core property operating expense increased 1.5% and Core income from property operations, excluding property management increased 3.8% for the quarter ended March 31, 2025, each as compared to the same period in 2024.
MH
Core MH base rental income for the quarter ended March 31, 2025 increased 5.5% compared to the same period in 2024, which reflects 5.7% growth from rate increases and a 0.2% decline in occupancy, primarily due to resident homes damaged by storms in late 2024 in approximately six Florida communities. We sold 117 new homes during the quarter ended March 31, 2025. The average sales price of new homes sold during the quarter ended March 31, 2025, was approximately $81,000.
RV and Marina
Core RV and marina base rental income for the quarter ended March 31, 2025 was in line with previous guidance. Core RV and marina annual base rental income increased 4.1% for the quarter ended March 31, 2025, compared to the same period in 2024.
Property Operating Expenses
We completed our property and casualty insurance renewal as of April 1, 2025 with a premium decrease of approximately 6.1%, compared to the prior year.

i

Guidance Update (1)

($ in millions, except per share data)			2025
			Second Quarter	Full Year
Net Income per Common Share			$0.40 to $0.46	$1.97 to $2.07
FFO per Common Share and OP Unit			$0.66 to $0.72	$3.01 to $3.11
Normalized FFO per Common Share and OP Unit			$0.66 to $0.72	$3.01 to $3.11

	2024 Actual		2025 Growth Rates
Core Portfolio:	Second Quarter	Full Year	Second Quarter	Full Year
MH base rental income	$176.5	$709.4	5.0% to 5.6%	4.8% to 5.8%
RV and marina base rental income (2)	$100.8	$426.9	2.2% to 2.8%	2.2% to 3.2%
Property operating revenues	$332.5	$1,361.8	3.7% to 4.3%	3.2% to 4.2%
Property operating expenses, excluding property management	$150.6	$577.6	1.6% to 2.2%	1.5% to 2.5%
Income from property operations, excluding property management	$181.9	$784.2	5.4% to 6.0%	4.5% to 5.5%

Non-Core Portfolio:			2025 Full Year
Income from property operations, excluding property management			$8.2 to $12.2

Other Guidance Assumptions:			2025 Full Year
Property management and general administrative			$119.0 to $125.0
Other income and expenses			$29.0 to $35.0
Debt assumptions:
Weighted average debt outstanding			$3,170 to $3,370
Interest and related amortization			$129.1 to $135.1
______________________
1.    Second quarter and full year 2025 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimates if any of our assumptions are incorrect. See Forward-Looking Statements in this press release for factors impacting our 2025 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to each of FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Core RV and marina annual revenue represents approximately 75.4% and 71.8% of second quarter 2025 and full year 2025 RV and marina base rental income guidance, respectively. Core RV and marina annual revenue second quarter 2025 growth rate range is 4.3% to 4.9% and the full year 2025 growth rate range is 4.5% to 5.5%.

ii

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of April 21, 2025, we own or have an interest in 455 properties in 35 states and British Columbia consisting of 173,340 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 22, 2025, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment, including the impact of changes in tariffs, as well as costs associated with supply chain disruptions; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of changes impacting the supply chain or labor markets; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Supplemental Financial Information

Financial Highlights (1)(2)

(In millions, except Common Shares and OP Units outstanding and per share and ratio data, unaudited)

	As of and for the Quarters Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	June 30, 2024	Mar 31, 2024
Operating Information
Total revenues	$387.3	$372.3	$387.3	$380.0	$386.6
Consolidated net income	$114.4	$100.6	$86.9	$82.1	$115.3
Net income available for Common Stockholders	$109.2	$96.0	$82.8	$78.3	$109.9
Adjusted EBITDAre	$197.6	$182.8	$176.8	$164.3	$186.3
FFO available for Common Stock and OP Unit holders	$166.7	$153.0	$140.9	$134.7	$167.4
Normalized FFO available for Common Stock and OP Unit holders	$166.7	$151.2	$140.5	$128.5	$152.7
Funds Available for Distribution (“FAD”) for Common Stock and OP Unit holders	$150.5	$122.6	$120.7	$108.3	$136.9

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	200,248	200,160	195,617	195,621	195,598
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,074	200,021	195,510	195,465	195,545
Net income per Common Share - Fully Diluted (3)	$0.57	$0.50	$0.44	$0.42	$0.59
FFO per Common Share and OP Unit - Fully Diluted	$0.83	$0.76	$0.72	$0.69	$0.86
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.83	$0.76	$0.72	$0.66	$0.78
Dividends per Common Share	$0.5150	$0.4775	$0.4775	$0.4775	$0.4775

Balance Sheet
Total assets	$5,642	$5,646	$5,644	$5,645	$5,630
Total liabilities	$3,809	$3,822	$4,149	$4,135	$4,110

Market Capitalization
Total debt (4)	$3,199	$3,230	$3,502	$3,499	$3,507
Total market capitalization (5)	$16,556	$16,561	$17,457	$16,240	$16,104

Ratios
Total debt / total market capitalization	19.3%	19.5%	20.1%	21.5%	21.8%
Total debt / Adjusted EBITDAre (6)	4.4	4.5	5.0	5.1	5.1
Interest coverage (7)	5.4	5.2	5.1	5.1	5.2
Fixed charges (8)	5.3	5.2	5.0	5.1	5.1

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of fixed charges, FFO, Normalized FFO, FAD, Income from property operations excluding property management, EBITDAre, Adjusted EBITDAre, and a reconciliation of Consolidated net income to Income from property operations.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $24.3 million as of March 31, 2025.
5.See page 14 for the calculation of market capitalization as of March 31, 2025.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.Calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

1Q 2025 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,682	$2,088,682
Land improvements	4,630,575	4,582,815
Buildings and other depreciable property	1,241,287	1,244,193
	7,960,544	7,915,690
Accumulated depreciation	(2,688,159)	(2,639,538)
Net investment in real estate	5,272,385	5,276,152
Cash and restricted cash	47,476	24,576
Notes receivable, net	47,730	50,726
Investment in unconsolidated joint ventures	89,553	83,772
Deferred commission expense	57,144	56,516
Other assets, net	128,076	153,910
Total Assets	$5,642,364	$5,645,652

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,912,325	$2,928,292
Term loans, net	199,423	199,344
Unsecured line of credit	63,000	77,000
Accounts payable and other liabilities	161,751	159,225
Deferred membership revenue	230,455	229,301
Accrued interest payable	10,489	10,679
Rents and other customer payments received in advance and security deposits	128,673	122,448
Distributions payable	102,983	95,577
Total Liabilities	$3,809,099	$3,821,866
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of March 31, 2025 and December 31, 2024; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 191,144,217 and 191,056,527 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	1,962	1,962
Paid-in capital	1,951,391	1,951,430
Distributions in excess of accumulated earnings	(204,226)	(214,979)
Accumulated other comprehensive income	674	2,303
Total Stockholders’ Equity	1,749,801	1,740,716
Non-controlling interests – Common OP Units	83,464	83,070
Total Equity	1,833,265	1,823,786
Total Liabilities and Equity	$5,642,364	$5,645,652

1Q 2025 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended March 31,
	2025	2024
Revenues:
Rental income	$327,206	$316,599
Annual membership subscriptions	16,342	16,215
Membership upgrade revenue	3,052	3,947
Other income	15,555	15,548
Gross revenues from home sales, brokered resales and ancillary services	20,923	30,053
Interest income	2,238	2,168
Income from other investments, net	2,018	2,038
Total revenues	387,334	386,568

Expenses:
Property operating and maintenance	118,566	114,783
Real estate taxes	21,643	20,787
Membership sales and marketing	3,931	5,297
Property management	20,430	19,710
Depreciation and amortization	50,942	51,108
Cost of home sales, brokered resales and ancillary services	13,692	21,967
Home selling expenses and ancillary operating expenses	6,168	6,147
General and administrative	9,239	11,989
Casualty-related charges/(recoveries), net (2)	217	(14,843)
Other expenses (1)	1,878	1,092
Interest and related amortization	31,136	33,543
Total expenses	277,842	271,580
Income before other items	109,492	114,988
Equity in income of unconsolidated joint ventures	4,901	283
Consolidated net income	114,393	115,271

Income allocated to non-controlling interests – Common OP Units	(5,201)	(5,366)
Net income available for Common Stockholders	$109,192	$109,905

_____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Casualty-related charges/(recoveries), net for the quarter ended March 31, 2025 includes debris removal and cleanup costs related to Hurricane Milton, Hurricane Helene and Hurricane Ian of $0.5 million, $0.2 million and $0.1 million, respectively, and insurance recovery revenue related to Hurricane Milton and Hurricane Ian of $0.5 million and $0.1 million, respectively.

1Q 2025 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-19.

1Q 2025 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures (1)

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2025
Income from property operations, excluding property management - Core (2)	$214.0
Income from property operations, excluding property management - Non-Core (2)	4.0
Property management and general and administrative	(29.7)
Other income and expenses	9.5
Interest and related amortization	(31.1)
Normalized FFO and FFO available for Common Stock and OP Unit holders (3)	$166.7

FFO per Common Share and OP Unit	$0.83
Normalized FFO per Common Share and OP Unit	$0.83

Normalized FFO available for Common Stock and OP Unit holders	$166.7
Non-revenue producing improvements to real estate	(16.1)
FAD for Common Stock and OP Unit holders (3)	$150.5

Weighted average Common Shares and OP Units - Fully Diluted	200.1

______________________
1.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
2.See pages 8-9 for details of the Core Income from Property Operations, excluding property management. See page 10 for details of the Non-Core Income from Property Operations, excluding property management.
3.Amounts may not foot due to rounding.

1Q 2025 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended March 31,
	2025	2024
Net income available for Common Stockholders	$109,192	$109,905
Income allocated to non-controlling interests – Common OP Units	5,201	5,366
Depreciation and amortization	50,942	51,108
Depreciation on unconsolidated joint ventures	1,331	1,051
FFO available for Common Stock and OP Unit holders	166,666	167,430
Deferred income tax benefit	—	(239)
Transaction/pursuit costs and other	—	383
Insurance proceeds due to catastrophic weather events, net	—	(14,843)
Normalized FFO available for Common Stock and OP Unit holders	166,666	152,731
Non-revenue producing improvements to real estate	(16,138)	(15,822)
FAD for Common Stock and OP Unit holders	$150,528	$136,909

Net income per Common Share - Basic	$0.57	$0.59
Net income per Common Share - Fully Diluted (1)	$0.57	$0.59

FFO per Common Share and OP Unit - Basic	$0.83	$0.86
FFO per Common Share and OP Unit - Fully Diluted	$0.83	$0.86

Normalized FFO per Common Share and OP Unit - Basic	$0.83	$0.78
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.83	$0.78

Weighted average Common Shares outstanding - Basic	190,925	186,287
Weighted average Common Shares and OP Units outstanding - Basic	200,029	195,392
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,074	195,545

____________________
1.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

1Q 2025 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2025	2024
MH base rental income (2)	$184.7	$175.1
Rental home income (2)	3.4	3.5
RV and marina base rental income (2)	121.6	120.2
Annual membership subscriptions	16.3	16.2
Membership upgrade revenue	3.1	3.9
Utility and other income (2)(3)	34.6	34.8
Property operating revenues	363.7	353.7

Property operating, maintenance and real estate taxes (2)	141.8	137.0
Membership sales and marketing	3.9	5.3
Property operating expenses, excluding property management (1)	145.7	142.3
Income from property operations, excluding property management (1)	$218.0	$211.4

Manufactured home site figures and occupancy averages:
Total sites	73,220	73,008
Occupied sites	68,821	68,916
Occupancy %	94.0%	94.4%
Monthly base rent per site	$895	$847

RV and marina base rental income:
Annual	$78.4	$75.6
Seasonal	28.6	29.5
Transient	14.6	15.1
Total RV and marina base rental income	$121.6	$120.2

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.Includes approximately $1.8 million and $1.9 million of business interruption income from Hurricane Ian during the quarters ended March 31, 2025 and March 31, 2024, respectively.

1Q 2025 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except occupancy figures, unaudited)

	Quarters Ended March 31,
	2025	2024	Change (2)
MH base rental income	$184.5	$174.9	5.5%
Rental home income	3.4	3.5	(3.5)%
RV and marina base rental income	116.1	115.9	0.2%
Annual membership subscriptions	16.2	16.2	(0.1)%
Membership upgrade revenue	3.0	3.9	(24.4)%
Utility and other income	32.4	31.2	3.9%
Property operating revenues	355.6	345.6	2.9%

Utility expense	39.5	38.7	2.0%
Payroll	27.5	27.7	(0.9)%
Repair & maintenance	22.3	20.9	6.7%
Insurance and other (3)	27.3	26.4	3.8%
Real estate taxes	21.1	20.5	3.0%
Membership sales and marketing	3.9	5.3	(26.9)%
Property operating expenses, excluding property management (1)	141.6	139.5	1.5%
Income from property operations, excluding property management (1)	$214.0	$206.1	3.8%

Occupied sites (4)	68,752	68,904

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period.

1Q 2025 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2025	2024
Core manufactured home site figures and occupancy averages:
Total sites	72,805	72,593
Occupied sites	68,760	68,858
Occupancy %	94.4%	94.9%
Monthly base rent per site	$895	$847

	Quarters Ended March 31,
	2025	2024	Change (1)
Core RV and marina base rental income:
Annual (2)	$76.3	$73.3	4.1%
Seasonal	26.8	28.3	(5.3)%
Transient	13.0	14.3	(9.1)%
Total Seasonal and Transient	$39.8	$42.6	(6.6)%
Total RV and marina base rental income	$116.1	$115.9	0.2%

	Quarters Ended March 31,
	2025	2024	Change (1)
Core utility information:
Income	$18.8	$18.0	4.9%
Expense	39.5	38.7	2.0%
Expense, net	$20.7	$20.7	—%

Utility recovery rate (3)	47.6%	46.5%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

1Q 2025 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2025
MH base rental income	$0.2
RV and marina base rental income	5.4
Annual membership subscriptions	0.1
Utility and other income	2.3
Membership upgrade revenue	0.1
Property operating revenues	8.1

Property operating expenses, excluding property management (1)(2)	4.1
Income from property operations, excluding property management (1)	$4.0

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

1Q 2025 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended March 31,
	2025	2024
Total new home sales volume	117	191
New home sales gross revenues	$9,429	$17,700

Total used home sales volume	57	54
Used home sales gross revenues	$774	$838

Brokered home resales volume	98	109
Brokered home resales gross revenues	$396	$572

Rental Homes - Select Data	Quarters Ended March 31,
	2025	2024

Rental operations revenues (1)	$8,395	$9,058
Rental home operations expense (2)	1,146	1,369
Depreciation on rental homes (3)	2,245	2,568

Occupied rentals: (4)
New	1,724	1,922
Used	194	236
Total occupied rental sites	1,918	2,158

	As of March 31, 2025		As of March 31, 2024
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$214,484	$175,858	$238,963	$197,641
Used	11,136	7,376	11,744	7,118
Total rental homes	$225,620	$183,234	$250,707	$204,759

______________________
1.For the quarters ended March 31, 2025 and 2024, approximately $5.0 million and $5.6 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 8-9. The remainder of the rental operations revenue for the quarters ended March 31, 2025 and 2024 is included in Rental home income in the Core Income from Property Operations on pages 8-9.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 7. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 8-9.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
4.Includes occupied rental sites as of the end of the period in our Core portfolio.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

1Q 2025 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of March 31, 2025
Sites (1)
MH sites	73,200
RV sites:
Annual	34,300
Seasonal	11,200
Transient	17,800
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,900
Total	173,300

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 112,400 members. Includes approximately 5,800 sites rented on an annual basis.
3.Joint ventures have approximately 2,100 MH/RV annual sites and 1,800 transient sites.

1Q 2025 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

	Years Ended December 31,				Quarter Ended March 31,
Campground and Membership Revenue (1) ($ in thousands, unaudited)	2021	2022	2023	2024	2025
Annual membership subscriptions	$58,251	$63,215	$65,379	$65,883	$16,342
Annual RV base rental income	$23,127	$25,945	$27,842	$29,282	$7,329
Seasonal/Transient RV base rental income	$25,562	$24,316	$20,996	$21,338	$2,707
Membership upgrade revenue	$11,191	$12,958	$14,719	$16,433	$3,052
Utility and other income	$2,735	$2,626	$2,544	$2,360	$367

Membership Count
Total Memberships (2)	125,149	128,439	121,002	113,553	112,362
Paid Membership Origination	23,923	23,237	20,758	19,539	3,667
Promotional Membership Origination	26,600	28,178	25,232	23,552	5,523
Membership Upgrade Volume (3)	4,863	4,068	3,858	4,086	1,402

Campground Metrics
Membership Campground Count	81	81	82	82	82
Membership Campground RV Site Count	24,000	24,000	24,000	26,000	26,000
Annual Site Count (4)	6,320	6,390	6,154	5,902	5,844

______________________
1.Beginning in 2025, membership upgrade product offerings include two- to four-year term subscription products with increased annual dues. The revenue associated with these subscription products is recognized as Annual membership subscriptions.
2.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Upgraded memberships provide enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties.
4.Sites that have been rented by members for an entire year.

1Q 2025 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2025

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,936	91.8%
Unsecured Debt			263	8.2%
Total Debt (1)			$3,199	100.0%	19.3%

Common Shares	191,144,217	95.5%
OP Units	9,103,904	4.5%
Total Common Shares and OP Units	200,248,121	100.0%
Common Stock price at March 31, 2025	$66.70
Fair Value of Common Shares and OP Units			$13,357	100.0%
Total Equity			$13,357	100.0%	80.7%

Total Market Capitalization			$16,556		100.0%

______________________
1.    Excludes deferred financing costs of approximately $24.3 million.

1Q 2025 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2025
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2025	86,890	3.45%	2.72%	—
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	194,882	4.19%	6.09%	3.4
2029	271,383	4.92%	8.48%	4.5
2030	275,385	2.69%	8.61%	5.0
2031	239,929	2.45%	7.50%	6.2
2032	202,000	2.47%	6.31%	7.4
2033	343,073	6.45%	10.72%	8.6
2034	206,253	3.45%	6.45%	9.2
Thereafter	1,116,228	3.95%	34.90%	13.3
Total	$2,936,023	3.77%	91.78%	8.8

Unsecured Term Loans
2025	—	—%	—%	—
2026	—	—%	—%	—
2027	200,000	4.88%	6.25%	1.8
Thereafter	—	—%	—%	—
Total	$200,000	4.88%	6.25%	1.8

Total Secured and Unsecured	$3,136,023	3.84%	98.03%	8.4

Line of Credit Borrowing (1)	63,000	5.68%	1.97%	—

Note Premiums and Unamortized loan costs	(24,275)

Total Debt, Net	$3,174,748	4.06% (2)	100.00%

_____________________
1.The floating interest rate on the line of credit is SOFR plus 0.10% plus 1.25% to 1.65%. During the quarter ended March 31, 2025, the effective interest rate on the line of credit borrowings was 5.68%.
2.Reflects effective interest rate for the quarter ended March 31, 2025, including interest associated with the line of credit and amortization of deferred financing costs.

1Q 2025 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions do not include adjustments in respect to membership upgrade revenue: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses, excluding property management; and (vii) Income from property operations, excluding property management.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

1Q 2025 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended March 31,
(amounts in thousands)	2025	2024
Net income available for Common Stockholders	$109,192	$109,905
Income allocated to non-controlling interests – Common OP Units	5,201	5,366
Consolidated net income	114,393	115,271
Equity in income of unconsolidated joint ventures	(4,901)	(283)
Gross revenues from home sales, brokered resales and ancillary services	(20,923)	(30,053)
Interest income	(2,238)	(2,168)
Income from other investments, net	(2,018)	(2,038)
Property management	20,430	19,710
Depreciation and amortization	50,942	51,108
Cost of home sales, brokered resales and ancillary services	13,692	21,967
Home selling expenses and ancillary operating expenses	6,168	6,147
General and administrative	9,239	11,989
Casualty-related charges/(recoveries), net (2)	217	(14,843)
Other expenses (1)	1,878	1,092
Interest and related amortization	31,136	33,543
Income from property operations, excluding property management	218,015	211,442
Property management	(20,430)	(19,710)
Income from property operations	$197,585	$191,732

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Casualty-related charges/(recoveries), net for the quarter ended March 31, 2025 includes debris removal and cleanup costs related to Hurricane Milton, Hurricane Helene and Hurricane Ian of $0.5 million and $0.2 million and $0.1 million, respectively, and insurance recovery revenue related to Hurricane Milton and Hurricane Ian of $0.5 million and $0.1 million, respectively.

1Q 2025 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended March 31,
(amounts in thousands)	2025	2024
Consolidated net income	$114,393	$115,271
Interest income	(2,238)	(2,168)
Real estate depreciation and amortization	50,942	51,108
Other depreciation and amortization	1,234	1,318
Interest and related amortization	31,136	33,543
Income tax benefit	—	(239)
Adjustments to our share of EBITDAre of unconsolidated joint ventures	2,107	1,880
EBITDAre	197,574	200,713
Transaction/pursuit costs and other	—	383
Insurance proceeds due to catastrophic weather events, net	—	(14,843)
Adjusted EBITDAre	$197,574	$186,253

CORE. The Core properties include properties we owned and operated during all of 2024 and 2025. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2025 include properties that were not owned and operated during all of 2024 and 2025, including six properties in Florida impacted by Hurricane Ian and two properties in California that were impacted by storm and flooding events. The 2025 guidance reflects Non-Core properties in 2025, which includes properties not owned and operated during all of 2024 and 2025.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

1Q 2025 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	Second Quarter 2025	Full Year 2025
Net income per Common Share	$0.40 to $0.46	$1.97 to $2.07
Depreciation and amortization	0.26	1.04
FFO per Common Share and OP Unit - Fully Diluted	$0.66 to $0.72	$3.01 to $3.11
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66 to $0.72	$3.01 to $3.11
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

1Q 2025 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.